EXHIBIT 23.1
                                                                    ------------


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-8 of our report dated March 18, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142 - Goodwill and Other Intangible Assets) appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 2002.



/s/ DELOITTE & TOUCHE LLP
Los Angeles, California

August 6, 2003